Filed Pursuant to Rule 424(b)(2)

Registration No. 333-277211

March 28, 2024

PRICING SUPPLEMENT

(To Prospectus dated February 21, 2024,

Prospectus Supplement dated February 21, 2024,

and Equity Index Underlying Supplement dated February 21, 2024)

$9,000,000 Contingent Income Callable Securities due January 2, 2026

Based on the Worst Performing of the Russell 2000® Index, EURO STOXX 50® Index and the S&P 500® Index

Principal at Risk Securities

The Contingent Income Callable Securities, which we refer to as the securities, do not guarantee the payment of interest or the repayment of the stated principal amount. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment at an annual rate of 10.60% of the stated principal amount, with respect to each determination date on which the closing level of each underlying index is greater than or equal to 70% of its initial index level, which we refer to as the coupon barrier level. The securities may be redeemed early at our discretion on any early redemption notice date, for an amount equal to the sum of the stated principal amount and the applicable contingent quarterly payment. An early redemption will be at our discretion and will not automatically occur based on the performance of any underlying index. If the securities have not been previously redeemed and the final index level of each underlying index is greater than or equal to 65% of its initial index level, which we refer to as the principal barrier level, the payment at maturity will be the stated principal amount and, if applicable, the final contingent quarterly payment. If the securities have not been previously redeemed and the final level of the worst performing underlying index is less than its coupon barrier level, but greater than or equal to its principal barrier level, the payment at maturity will be the principal amount. However, if the securities have not been previously redeemed and the final index level of any underlying index is less than its principal barrier level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. As a result, investors must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent quarterly payments. Accordingly, the securities do not guarantee any return of principal at maturity. Because payments on the securities are based on the performance of each underlying index, a decline beyond the respective coupon barrier level and/or respective principal barrier level, as applicable, of any underlying index will result in few or no contingent quarterly payments and/or a significant loss of your investment, as applicable, even if any other underlying index has appreciated or has not declined as much. The securities are intended for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risks of principal loss and receiving few or no contingent quarterly payments over the term of the securities. Investors will not participate in any appreciation of any of the underlying indices. All payments on the securities are subject to the credit risk of HSBC.

FINAL TERMS
Issuer:	HSBC USA Inc. (“HSBC”)
Underlying indices:	The Russell 2000® Index (Bloomberg symbol: RTY) (the “RTY”), the EURO STOXX 50® Index (Bloomberg symbol: SX5E) (the “SX5E”), and the S&P 500® Index (Bloomberg symbol: SPX) (the “SPX”) (each, an “underlying index”)
Aggregate principal amount:	$9,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	March 28, 2024
Original issue date:	April 4, 2024 (3 business days after the pricing date)
Valuation date:	December 29, 2025, subject to adjustment as described in the accompanying Equity Index Underlying Supplement
Maturity date:	January 2, 2026, subject to adjustment as described in the accompanying Equity Index Underlying Supplement
Early redemption:	The securities may be redeemed at our discretion on any early redemption notice date, for the principal amount plus the applicable contingent quarterly payment. In order to redeem the securities, we or the calculation agent will distribute written notice to The Depository Trust Company of our intent to call the securities on or prior to the applicable early redemption notice date. We or the calculation agent will have no independent obligation to notify you directly and you should expect to receive such notifications from your broker.
Early redemption notice dates:	The determination dates, beginning on June 28, 2024 and ending on September 29, 2025.
Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.
Determination closing level:	With respect to each underlying index, its official closing level on any determination date other than the final determination date, as determined by the calculation agent.
Contingent quarterly payment:

•      If, on any determination date, the determination closing level or the final index level, as applicable, of each underlying index is greater than or equal to its coupon barrier level, we will pay a contingent quarterly payment at an annual rate of 10.60% of the stated principal amount per security (corresponding to $26.50 (or 2.65%) per quarter per security) on the related contingent payment date.

•      If, on any determination date, the official closing level of any underlying index on is less than its coupon barrier level, no contingent quarterly payment will be made with respect to that determination date.

It is possible that one or more underlying indices will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire term of the securities, so that you will receive few or no contingent quarterly payments during the term of the securities.

Determination Dates	June 28, 2024, September 30, 2024, December 30, 2024, March 28, 2025, June 30, 2025, September 29, 2025, and December 29, 2025 (the final determination date), each subject to adjustment as described in “Additional Terms of the Notes—Valuation Dates” the accompanying Equity Index Underlying Supplement.
Payment at maturity:	If the securities have not been previously redeemed, investors will receive a payment at maturity as follows:
	• If the final index level of each underlying index is greater than or equal to its coupon barrier level:	• (i) the stated principal amount and (ii) the contingent quarterly payment with respect to the final determination date
	• If the final level of the worst performing underlying index is less than its coupon barrier level but greater than or equal to its principal barrier level:	• the stated principal amount
• If the final index level of any underlying index is less than its principal barrier level:

•      (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 65% of the stated principal amount of the securities and could be zero.

Listing:	The securities will not be listed on any securities exchange.
Agent:	HSBC Securities (USA) Inc., an affiliate of HSBC. See “Additional Information About the Securities — Supplemental plan of distribution (conflicts of interest).”
Commissions and issue price:	Price to public	Agent’s commissions	Proceeds to issuer
Per security	$1,000.00	$0.00(1)	$1,000.00
Total	$9,000,000.00	$0.00	$9,000,000.00

(1)            Neither HSBC (USA) Inc. or any of our affiliates may pay any underwriting discounts in connection with the distribution of the securities to other registered broker-dealers. See “Additional Information About the Securities — Supplemental plan of distribution (conflicts of interest).”

Terms continued on the following page.

The estimated initial value of the securities on the pricing date is $993.50 per security, which is less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated initial value” below and “Risk Factors” beginning on page 11 of this document for additional information.

An investment in the securities involves certain risks. See “Risk Factors” beginning on page 11 of this pricing supplement, page S-1 of the Equity Index Underlying Supplement and page S-1 of the prospectus supplement.

Contingent Income Callable Securities due January 2, 2026

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the S&P 500® Index

Principal at Risk Securities

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the securities, or determined that this pricing supplement or the accompanying Equity Index Underlying Supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Terms continued from previous page:

Index performance factor:	With respect to each underlying index, final index level / initial index level
Coupon barrier level:	1,487.1829 with respect to the RTY, 3,558.394 with respect to the SX5E, and 3,678.045 with respect to the SPX, each of which is 70.00% of its initial index level
Principal barrier level:	1,380.95555 with respect to the RTY, 3,304.223 with respect to the SX5E, and 3,415.3275 with respect to the SPX, each of which is 65% of its initial index level
Initial index level:	2,124.547 with respect to the RTY, 5,083.42 with respect to the SX5E, and 5,254.35 with respect to the SPX, each of which was its official closing level on the pricing date.
Final index level:	With respect to each underlying index, its official closing level on the final determination date.
Worst performing underlying index:	The underlying index with the largest percentage decrease from its initial index level to its final index level.
Estimated initial value:	The estimated initial value of the securities is less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. See “Risk Factors—The estimated initial value of the securities, which was determined by us on the pricing date, is less than the price to public and may differ from the market value of the securities in the secondary market, if any.”
CUSIP / ISIN:	40447AW75 / US40447AW751

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and an Equity Index Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the related Equity Index Underlying Supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

The Equity Index Underlying Supplement dated February 21, 2024 at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025885/tm244959d3_424b2.htm

The prospectus supplement dated February 21, 2024 at:
https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

The prospectus dated February 21, 2024 at:
https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

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Contingent Income Callable Securities due January 2, 2026

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the S&P 500® Index

Principal at Risk Securities

Investment Summary

Contingent Income Callable Securities

Principal at Risk Securities

The Contingent Income Callable Securities due January 2, 2026 Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the S&P 500® Index which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly payment at an annual rate of 10.60% of the stated principal amount with respect to each quarterly determination date on which the determination closing level or the final index level, as applicable, of each underlying index is greater than or equal to its coupon barrier level. The contingent quarterly payment, if any, will be payable quarterly on the contingent payment date (which is the third business day after the related determination date) or the maturity date, as applicable. It is possible that the closing level of one or more underlying indices could remain below their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent quarterly payments.

The securities may be redeemed at our discretion on any early redemption notice date, for the principal amount plus the applicable contingent quarterly payment. An early redemption will be at our discretion and will not automatically occur based on the performance of any underlying index. If the securities have not been previously redeemed and the final index level of each underlying index is greater than or equal to its coupon barrier level, the payment at maturity will be the stated principal amount and the contingent quarterly payment with respect to the final determination date. If the securities have not been previously redeemed and the final level of the worst performing underlying index is less than its coupon barrier level, but greater than or equal to its principal barrier level, the payment at maturity will be the principal amount. However, if the securities have not been previously redeemed and the final index level of any underlying index is less than its principal barrier level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent quarterly payments. In addition, investors will not participate in any appreciation of any of the underlying indices.

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Contingent Income Callable Securities due January 2, 2026

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the S&P 500® Index

Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a contingent quarterly payment at an annual rate of 10.60% of the stated principal amount with respect to each determination date on which the determination closing level or the final index level, as applicable, of each underlying index is greater than or equal to its coupon barrier level. The securities may be redeemed at our discretion on any early redemption notice date prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment, and the payment at maturity will vary depending on the final index level of the worst performing underlying index, as follows:

Scenario 1

On any of the first 6 determination dates, the issuer chooses to redeem the securities.

▪   The securities will be redeemed for (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.

▪   Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2

The securities are not redeemed prior to maturity and the final index level of each underlying index is greater than or equal to its coupon barrier level.

▪   The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.

▪   Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 3

The securities are not redeemed prior to maturity and the final index level of the worst performing underlying index is less than its coupon barrier level, but greater than or equal to its principal barrier level.

▪   The payment due at maturity will be the stated principal amount.

Scenario 4

The securities are not redeemed prior to maturity and the final index level of any underlying index is less than its principal barrier level.

▪   The payment due at maturity will be (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying index.

▪   Investors will lose a significant portion, and may lose all, of their principal in this scenario.

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Contingent Income Callable Securities due January 2, 2026

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the S&P 500® Index

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing level and (2) the final index level of each underlying index.

Diagram #1: First 6 determination Dates

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Contingent Income Callable Securities due January 2, 2026

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the S&P 500® Index

Principal at Risk Securities

Diagram #2: Payment at Maturity if No Early Redemption Occurs

Determination Dates 1 – 6
Final Determination Date
Payment at Maturity
We do not exercise our option to redeem the securities.
Proceed to Maturity
The final index level of **each** underlying index is **greater than or equal to** its coupon barrier level
(i) The stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.
The final index level of **the worst performing** underlying index is **less than** its coupon barrier level but **greater than or equal to** its principal barrier level
The principal amount
The final index level of **any** underlying index is **less than** its principal barrier level
The principal amount multiplied by the index performance factor of the worst performing underlying index.
No contingent quarterly payment will be payable, and you will lose a significant portion or all of your principal in this scenario.

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on page 7.

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Contingent Income Callable Securities due January 2, 2026

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the S&P 500® Index

Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Hypothetical Initial Index Level:	With respect to each underlying index, 100.00
Hypothetical Coupon barrier level:	With respect to each underlying index, 70.00, which is 70.00% of its hypothetical initial index level
Principal barrier level:	With respect to each underlying index, 65.00, which is 65.00% of its hypothetical initial index level
Hypothetical Contingent Quarterly Payment:	10.60% per annum (corresponding to $26.50 (or 2.65%) per quarter per security)
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, the closing levels of the underlying indices fluctuate over the term of the securities and we choose to redeem the securities on one of the first through the sixth determination dates. In Examples 3, 4 and 5, the securities are not redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Determination Dates	Hypothetical Determination Closing Level of RTY	Hypothetical Determination Closing Level of SPX	Hypothetical Determination Closing Level of SX5E	Contingent Quarterly Payment	Early Redemption Payment*	Hypothetical Determination Closing Level of RTY	Hypothetical Determination Closing Level of SPX	Hypothetical Determination Closing Level of SX5E	Contingent Quarterly Payment	Early Redemption Payment*
#1	100.00	105.00	115.00	—*	$1,026.50	90.00	95.00	85.00	$26.50	N/A
#2	N/A	N/A	N/A	N/A	N/A	45.00	60.00	90.00	N/A	N/A
#3	N/A	N/A	N/A	N/A	N/A	40.00	85.00	105.00	N/A	N/A
#4	N/A	N/A	N/A	N/A	N/A	40.00	85.00	105.00	N/A	N/A
#5	N/A	N/A	N/A	N/A	N/A	40.00	85.00	105.00	N/A	N/A
#6	N/A	N/A	N/A	N/A	N/A	125.00	115.00	105.00	—*	$1,026.50
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

* The early redemption payment includes the unpaid contingent quarterly payment with respect to the determination date on which the determination closing level of each underlying index is greater than or equal to its coupon barrier level and the securities are redeemed.

In Example 1, the securities are redeemed following the first determination date. You would receive the early redemption payment, calculated as follows:

stated principal amount + contingent quarterly payment = $1,000 + $26.50 = $1,026.50

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any additional contingent quarterly payments.

In Example 2, since the determination closing level of each underlying index on the 1st determination date is greater than its coupon barrier level, you would receive the contingent payment of $26.50 with respect to that determination date. You would receive no contingent payment with respect to the 2nd through the 5th determination dates, since the determination closing level of at least one underlying index on each of those determination dates is less than its coupon barrier level. The securities are redeemed following the 6th determination date. Following the 6th determination date, you would receive an Early Redemption Payment of $1,026.50, which includes the contingent quarterly payment with respect to the 6th determination date.

In this example, the early redemption feature limits the term of your investment to approximately 18 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any additional contingent quarterly payments. Further, although the worst performing underlying index has appreciated by 5% from its initial index level as of the 6th determination date, you only receive a total payment of $1,026.50 per security and do not benefit from such appreciation.

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Contingent Income Callable Securities due January 2, 2026

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the S&P 500® Index

Principal at Risk Securities

	Example 3					Example 4
Determination Dates	Hypothetical Determination Closing Level of RTY	Hypothetical Determination Closing Level of SPX	Hypothetical Determination Closing Level of SX5E	Contingent Quarterly Payment	Early Redemption Payment	Hypothetical Determination Closing Level of RTY	Hypothetical Determination Closing Level of SPX	Hypothetical Determination Closing Level of SX5E	Contingent Quarterly Payment	Early Redemption Payment
#1	42.00	65.00	85.00	N/A	N/A	45.00	95.00	105.00	N/A	N/A
#2	40.00	60.00	90.00	N/A	N/A	44.00	65.00	90.00	N/A	N/A
#3	43.00	55.00	95.00	N/A	N/A	42.00	85.00	95.00	N/A	N/A
#4	40.00	50.00	100.00	N/A	N/A	47.00	90.00	100.00	N/A	N/A
#5	40.00	50.00	100.00	N/A	N/A	40.00	85.00	105.00	N/A	N/A
#6	40.00	50.00	100.00	N/A	N/A	40.00	85.00	105.00	N/A	N/A
Final Determination Date	50.00	180.00	190.00	N/A	N/A	85.00	160.00	85.00	$26.50*	N/A
Payment at Maturity	$500.00					$1,026.50

* The final contingent quarterly payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final index level of the worst performing underlying index.

In Example 3, the closing level of at least one underlying index is below its principal barrier level on every determination date. As a result, you would not receive any contingent quarterly payments during the term of the securities and, at maturity, you would be fully exposed to the decline in the closing level of the RTY, which is the worst performing underlying index. As the final index level of the worst performing underlying index is less than its principal barrier level, your payment at maturity is calculated as follows:

In this example, the payment you would receive at maturity is significantly less than the stated principal amount. In addition, you would not be entitled to receive any contingent quarterly payments during the term of the securities.

In Example 4, the closing level of at least one underlying index is below its coupon barrier level on each of the 1st through the 6th determination date. As a result, the contingent quarterly payment is not payable for any of those determination dates. At maturity, because the final index level of each underlying index is greater than its coupon barrier level, you would receive the stated principal amount, plus a contingent quarterly payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$1,000 + $26.50 = $1,026.50

In this example, although the final index level of the worst performing underlying index represents a 15% decline from its initial index level, because the final index level of the worst performing underlying index is greater than or equal to its coupon barrier level, you would receive the stated principal amount plus the contingent quarterly payment, equal to a total payment of $1,026.50 per security at maturity.

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Contingent Income Callable Securities due January 2, 2026

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the S&P 500® Index

Principal at Risk Securities

	Example 5
Determination Dates	Hypothetical Determination Closing Level of RTY	Hypothetical Determination Closing Level of SPX	Hypothetical Determination Closing Level of SX5E	Contingent Quarterly Payment	Early Redemption Payment
#1	45.00	95.00	105.00	N/A	N/A
#2	44.00	65.00	90.00	N/A	N/A
#3	42.00	85.00	95.00	N/A	N/A
#4	47.00	90.00	100.00	N/A	N/A
#5	47.00	90.00	100.00	N/A	N/A
#6	47.00	90.00	100.00	N/A	N/A
Final Determination Date	68.00	160.00	85.00	N/A	N/A
Payment at Maturity	$1,000.00

In Example 5, the closing level of at least one underlying index is below its coupon barrier level on each of the 1st through the 6th determination date. As a result, the contingent quarterly payment is not payable for any of those determination dates. At maturity, because the final index level of the worst performing underlying index is less than its coupon barrier level, but greater than or equal to its principal barrier level, you would receive the stated principal amount at maturity.

In this example, although the final index level of the worst performing underlying index represents a 32% decline from its initial index level, because the final index level of the worst performing underlying index is greater than or equal to its principal barrier level, you would receive the stated principal amount at maturity.

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Contingent Income Callable Securities due January 2, 2026

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the S&P 500® Index

Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

You believe that the closing level of each underlying index will be equal to or greater than its coupon barrier level on one or more of the determination dates, and not below its principal barrier level on the final determination date.

You are willing to make an investment that is potentially exposed to downside performance of the worst performing underlying index on a 1-to-1 basis if its final index level is less than the principal barrier level.

▪ You understand that you may not receive any contingent quarterly payments.

▪ You are willing to hold the securities that may be called at our discretion on any early redemption notice date.

You are willing to invest in securities, the maximum potential return of which is limited to any contingent quarterly payments payable on the securities.

You are willing to forgo distributions paid on the stocks included in any of the underlying indices.

You are willing to hold the securities to maturity.

You do not seek an investment for which there will be an active secondary market.

You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

The securities may not be suitable for you if:

▪	You believe that the closing level of each underlying index will be less than its coupon barrier level on each of the determination dates, and/or below its principal barrier level on the final determination date.

▪	You are unwilling to make an investment that is potentially exposed to the downside performance of the worst performing underlying index on a 1-to-1 basis if its final index level is less than the principal barrier level.

▪	You are unable or unwilling to hold the securities that may be called at our discretion on any early redemption notice date.

▪	You are unwilling to invest in securities, the maximum potential return of which is limited to any contingent quarterly payments payable on the securities.

▪	You are not willing to forgo distributions paid on the stocks included in any of the underlying indices.

▪	You are unwilling to hold the securities to maturity.

▪	You prefer to receive guaranteed periodic interest payments on your investment.

▪	You seek an investment for which there will be an active secondary market.

▪	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

▪	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

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Contingent Income Callable Securities due January 2, 2026

Based on the Worst Performing of the Russell 2000® Index, the EURO STOXX 50® Index and the S&P 500® Index

Principal at Risk Securities

Risk Factors

We urge you to read the section “Risk Factors” on page S-1 in the accompanying prospectus supplement and on page S-1 of the Equity Index Underlying Supplement. Investing in the securities is not equivalent to investing directly in the securities included in the underlying indices. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement, including the explanation of risks relating to the securities described in the following sections:

“— Risks Relating to All Note Issuances” in the prospectus supplement; and

“— General Risks Related to Indices” in the Equity Index Underlying Supplement;

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Risks Relating to the Structure or Features of the Securities

▪	You may lose a significant portion or all of your initial investment. The securities do not guarantee any return of principal. The securities differ from ordinary debt securities in that we will not necessarily pay the full principal amount of the securities at maturity. HSBC will only pay you the principal amount of your securities at maturity if the securities have not been redeemed prior to maturity and the final index level of each underlying index is greater than or equal to its principal barrier level. If the final index level of any underlying index is less than its respective principal barrier level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 65% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment with respect to any quarterly period where the determination closing level or the final index level, as applicable, of any underlying index is less than its respective coupon barrier level on the related determination date. A contingent quarterly payment will be made with respect to a quarterly period only if the determination closing level or the final index level of each underlying index is greater than or equal to its coupon barrier level on the related determination date. It is possible that the closing level of each underlying index could be below its respective coupon barrier level on most or all of the determination dates so that you will receive few or no contingent quarterly payments.

▪	Investors will not participate in any appreciation of any underlying index, and your return on the securities is limited to the principal amount plus any contingent quarterly payments, regardless of any appreciation in the levels of the underlying indices. Investors will not participate in any appreciation of any underlying index from its initial index level. Unless the final index level of any underlying index is less than its coupon barrier level, you will receive at maturity the stated principal amount plus the contingent quarterly payment with respect to the final determination date, regardless of any appreciation in the levels of the underlying indices, which may be significant. The return on the securities will be limited to the contingent quarterly payment that is payable with respect to each determination date on which the determination closing level or the final index level, as applicable, of each underlying index is greater than or equal to its coupon barrier level. It is possible that the closing level of any underlying index could be below its coupon barrier level on most or all of the determination dates so that you will receive few or no contingent quarterly payments. Accordingly, the return on the securities may be significantly less than the return on a direct investment in the securities included in the underlying indices during the term of the securities.

▪	The securities may be called prior to the maturity date. If the securities are called early, the holding period over which you will receive contingent quarterly payments could be as short as 3 months. If the securities are redeemed prior to the maturity date, you will receive no more contingent quarterly payments. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk following an early redemption at our discretion. It is more likely that we will redeem the securities when it would be advantageous for

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you to continue to hold the securities. As such, we will be more likely to redeem the securities when the official closing level of any underlying index is at or above its respective coupon barrier level, which could result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying an above-market coupon.

On the other hand, we will be less likely to exercise our redemption right when the official closing level of any underlying index is below its respective coupon barrier level and/or when the final index level of the worst performing underlying index is expected to be below its coupon barrier level, such that you will receive no contingent quarterly payments and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent quarterly payments and suffer a significant loss at maturity.

▪	The amounts payable on the securities are not linked to the levels of the underlying indices at any time other than on the determination dates, including the final determination date. The payments on the securities will be based on the closing levels of the underlying indices on each determination date, subject to postponement for non-trading days and certain market disruption events. Even if the market price of an underlying index appreciates prior to an applicable determination date but then drops on that day to a level that is below its coupon barrier level, the contingent quarterly payment on the securities will not be paid. Similarly, the payment at maturity will be less, and may be significantly less, than it would have been had the securities been linked the levels of the underlying indices on a date prior to the final determination date. Although the actual levels of the underlying indices on the maturity date or at other times during the term of the securities may be higher than the level on one or more determination dates, the payments on the securities will be based solely on the levels of the underlying indices on the determination dates.

▪	You are exposed to the market risk of all the underlying indices, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the multiple underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is potentially mitigated and diversified among all the components of the basket, you will be exposed to the risks related to all of the underlying indices. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive any contingent quarterly payments, all underlying indices must close at or above their respective coupon barrier levels on the applicable determination date. In addition, if any underlying index has decreased to below its respective principal barrier level as of the final determination date, you will be fully exposed to the decrease in the worst performing underlying index on a 1 to 1 basis, even if the other underlying indices have appreciated. Under this scenario, the payment at maturity will be less than 70.00% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each of the underlying indices.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of receiving no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to fewer underlying indices or just one underlying index. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of fewer underlying indices or just one underlying index. With multiple underlying indices, it is more likely that one or more of the underlying indices will close below their respective coupon barrier levels on any determination date (including the final determination date) and below its principal barrier level on the final determination date, than if the securities were linked to fewer underlying indices or only one underlying index. Therefore, it is more likely that you will not receive any contingent quarterly payments, and that you will suffer a significant loss on your investment. In addition, because each underlying index must close above its initial index level on a quarterly determination date in order for the securities to be called prior to maturity, the securities are less likely to be called than if the securities were linked to fewer underlying indices or just one underlying index.

▪	Higher contingent quarterly payments or lower principal barrier levels are generally associated with underlying indices with greater expected volatility and therefore can indicate a greater risk of loss. "Volatility" refers to the frequency and magnitude of changes in the level of the underlying indices. The greater the expected volatility with respect to the underlying indices on the pricing date, the higher the expectation as of the pricing date that the levels of

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the underlying indices could close below their respective principal barrier levels on the valuation date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher contingent quarterly payment than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as a lower principal barrier level or a higher contingent quarterly payment) than for similar securities linked to the performance of the underlying indices with a lower expected volatility as of the pricing date. You should therefore understand that a relatively higher contingent quarterly payment may indicate an increased risk of loss. Further, a relatively lower principal barrier level may not necessarily indicate that the securities have a greater likelihood of a repayment of principal at maturity. The volatility of the underlying indices can change significantly over the term of the securities. The levels of the underlying indices for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the underlying indices and the potential to lose some or all of your principal at maturity.

Risks Relating to the Underlying Indices

▪	Adjustments to any underlying index could adversely affect the value of the securities. The publisher of an underlying index may add, delete or substitute the securities comprising the relevant underlying index. In addition, the publisher of an underlying index may make other methodological changes that could change the level of that underlying index. Further, the publisher of an underlying index may discontinue or suspend calculation or publication of that underlying index at any time. Any such actions could affect the value of and the return on the securities.

▪	Small-capitalization risk. The RTY tracks companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the respective index level may be more volatile than an investment in stocks issued by larger companies. Stock prices of small-capitalization companies may also be more vulnerable than those of larger companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the RTY to track them. In addition, small-capitalization companies are often less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. These companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and competitive strengths than large-capitalization companies, and are more susceptible to adverse developments related to their products.

▪	Risks associated with non-U.S. companies. The level of the SX5E depends upon the stocks of non-U.S. companies, and thus involves risks associated with the home countries of those non-U.S. companies. The prices of these non-U.S. stocks may be affected by political, economic, financial and social factors in the home country of each applicable company, including changes in that country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the securities. These foreign securities may have less liquidity and could be more volatile than many of the securities traded in U.S. or other securities markets. Direct or indirect government intervention to stabilize the relevant foreign securities markets, as well as cross shareholdings in foreign companies, may affect trading levels or prices and volumes in those markets. The other special risks associated with foreign securities may include, but are not limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; currency fluctuations; higher inflation; and social, economic and political uncertainties. These factors may adversely affect the performance of the SX5E and, as a result, the value of the securities.

▪	The securities will not be adjusted for changes in exchange rates. Although the equity securities included in the SX5E are traded in currencies other than U.S. dollars, and your securities are denominated in U.S. dollars, the amount payable on your securities at maturity, if any, will not be adjusted for changes in the exchange rates between the U.S. dollar and the currencies in which these non-U.S. equity securities are denominated. Changes in exchange rates, however, may also reflect changes in the applicable non-U.S. economies that in turn may affect the value of the SX5E and therefore your securities. The amount we pay in respect of your securities on the maturity date, if any, will be determined solely in accordance with the procedures described in this document.

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General Risk Factors

▪	Credit risk of HSBC USA Inc. The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities and could lose your entire investment.

▪	The estimated initial value of the securities, which was determined by us on the trade date, is less than the price to public and may differ from the market value of the securities in the secondary market, if any. The estimated initial value of the securities was calculated by us on the trade date and is less than the price to public. The estimated initial value reflects our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We determined the value of the embedded derivatives in the securities by reference to our or our affiliates' internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

▪	The price of your securities in the secondary market, if any, immediately after the pricing date is expected to be less than the price to public. The price to public takes into account certain costs. These costs include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs will be used or retained by us or one of our affiliates. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the value of the underlying indices and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

▪	If HSBC Securities (USA) Inc. were to repurchase your securities immediately after the original issue date, the price you receive may be higher than the estimated initial value of the securities. Assuming that all relevant factors remain constant after the original issue date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that may initially be used for customer account statements, if any, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 3 months after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

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▪	Hedging and trading activity by our affiliates could adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out and expect to continue to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying indices or their respective component securities), including trading in the component securities as well as other instruments related to one or more underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates may also trade the component securities and other financial instruments related to one or more underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial index level of an underlying index and, as a result, its coupon barrier level, which is the level at or above which that underlying index must close on each determination date in order for you to earn a contingent quarterly payment and the level at or above which that underlying index must close on the final determination date in order for you to avoid being exposed to the negative performance of the worst performing underlying index at maturity. Additionally, such hedging or trading activities during the term of the securities could adversely affect the level of an underlying index on the determination dates and, accordingly, whether the securities are called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity.

▪	The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the securities. As calculation agent, HSBC or one of its affiliates has determined the initial index level and the coupon barrier level of each underlying index, the final index level of each underlying index, and will determine whether the contingent quarterly payment will be paid on each contingent payment date, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred with respect to an underlying index, whether to make any adjustments to any determination closing price or the final index level and the payment that you will receive upon an early redemption or at maturity, if any. Moreover, certain determinations made by HSBC or one of its affiliates in its capacity as calculation agent may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events. These determinations, which may be subjective, may adversely affect the payout to you upon an early redemption or at maturity, if any. See “Additional Terms of the Notes—Discontinuance or Modification of an Index” and “—Market Disruption Event” in the Equity Index Underlying Supplement.

▪	Investing in the securities is not equivalent to investing in the securities included in any of the underlying indices. Investing in the securities is not equivalent to investing in the component securities of any underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the securities included in any of the underlying indices.

▪	The securities are not insured by any governmental agency of the United States or any other jurisdiction. The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full amounts due on the securities.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the market price of the securities in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the securities in the secondary market, including: the values, volatilities and dividend yields, as applicable, of the underlying indices and the securities included in the underlying indices, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The value of each underlying index may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Information about the Underlying Indices” below. You may receive less, and possibly significantly less, than the stated principal amount if you try to sell your securities prior to maturity.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary

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market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes.

Please read the discussion under “Additional Information About the Securities – Additional Provisions – Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. Pursuant to the terms of the securities, you agree to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent quarterly payment that will be treated as ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting. If the Internal Revenue Service (“IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. Non-U.S. Holders should note that the entire amount of the contingent quarterly payments will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty), and we will not be required to pay any additional amounts with respect to amounts withheld. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any U.S. Treasury Department regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdictions.

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Information about the Underlying Indices

Russell 2000® Index Overview

The Russell 2000® Index ("RTY") is designed to track the performance of the small capitalization segment of the U.S. equity market. All 2,000 stocks are traded on a major U.S. exchange, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization.

For more information about the RTY, see “The Russell 2000® Index” beginning on page S-44 of the accompanying Equity Index Underlying Supplement.

Historical Information

The graph below is based on the closing levels of the RTY for each day in the period March 28, 2014 to March 28, 2024. We obtained the closing levels below from the Bloomberg Professional® service (“Bloomberg”). We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from Bloomberg. The historical performance of the RTY should not be taken as an indication of its future performance, and no assurance can be given as to the level of the RTY at any time, including on the determination dates.

Historical Performance of the Russell 2000® Index – Daily Closing Levels March 28, 2014 to March 28, 2024

* The blue solid line indicates the coupon barrier level and the black solid line indicates the downside threshold level.

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EURO STOXX 50® Index Overview

The EURO STOXX 50® Index ("SX5E") was created by STOXX, which is owned by Deutsche Börse AG. The SX5E is composed of 50 stocks from 9 Eurozone countries (Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands and Spain) and represents the largest STOXX Supersector leaders in the Eurozone in terms of free-float market capitalization. The SX5E aims to include the 50 Supersector leaders from the EURO STOXX Index by selecting stocks from each of the 20 EURO STOXX Supersectors indices. The 20 STOXX Supersectors are: automobiles and parts; banks; basic resources; chemicals; construction and materials; consumer products and services; energy; financial services; food, beverage and tobacco; health care; industrial goods and services; insurance; media; personal care, drug and grocery stores; real estate; retail; technology; telecommunications; travel and leisure; and utilities.

For more information about the SX5E, see “The EURO STOXX 50® Index” beginning on page S-12 of the accompanying Equity Index Underlying Supplement.

Historical Information

The graph below is based on the closing levels of the SX5E for each day in the period March 28, 2014 to March 28, 2024. We obtained the closing levels below from Bloomberg. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from Bloomberg. The historical performance of the SX5E should not be taken as an indication of its future performance, and no assurance can be given as to the level of the SX5E at any time, including on the determination dates.

Historical Performance of the EURO STOXX 50® Index – Daily Closing Levels March 28, 2014 to March 28, 2024

* The blue solid line indicates the coupon barrier level and the black solid line indicates the downside threshold level.

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S&P 500® Index Overview

The S&P 500® Index ("SPX") is a market capitalization-weighted index intended to provide a performance benchmark for the large-cap U.S. equity markets. The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy.

For more information about the underlying index, see “The S&P 500® Index” beginning on page S-54 of the accompanying Equity Index Underlying Supplement.

Historical Information

The graph below is based on the closing levels of the SPX for each day in the period March 28, 2014 to March 28, 2024. We obtained the closing levels below from Bloomberg. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from Bloomberg. The historical performance of the SPX should not be taken as an indication of its future performance, and no assurance can be given as to the level of the SPX at any time, including on the determination dates.

Historical Performance of the S&P 500® Index – Daily Closing Levels March 28, 2014 to March 28, 2024

* The blue solid line indicates the coupon barrier level and the black solid line indicates the downside threshold level.

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Additional Information About the Securities

Please read this information in conjunction with the final terms on the front cover and page 2 of this document.

Additional Provisions
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	40447AW75
ISIN:	US40447AW751
Minimum ticketing size:	$1,000 / 1 security
Events of default and acceleration:

If the securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment at maturity due and payable in the same general manner as described in “Final Terms—Payment at maturity” in this pricing supplement. In such a case, the third scheduled trading day for each underlying index immediately preceding the date of acceleration will be used as the final valuation date for purposes of determining the accelerated final levels, and the positive return, if any, will be calculated based on the time elapsed from the original issue date and the quarterly rate of return of 2.65% ( or 10.60% per annum). If a market disruption event exists on that scheduled trading day, then the accelerated final valuation date will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled valuation date). The accelerated maturity date will be the fifth business day following such accelerated postponed valuation date. For the avoidance of doubt, if no market disruption event exists with respect to an underlying index on the scheduled trading day preceding the date of acceleration, the determination of such underlying index’s index performance factor will be made on such date, irrespective of the existence of a market disruption event with respect to the other underlying indices occurring on such date.

For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following summary is a general discussion of the material U.S. federal tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•          purchase the securities at their “issue price”; and

•          hold the securities as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•          certain financial institutions;

•          insurance companies;

•          certain dealers and traders in securities, commodities or foreign currencies;

•          investors holding the securities as part of a “straddle,” conversion transaction, integrated transaction or constructive sale transaction;

•          investors subject to special tax accounting rules under Section 451(b) of the Code;

•          U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;

•          partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•          regulated investment companies;

•          real estate investment trusts;

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•          tax-exempt entities, including an “individual retirement account” or “Roth IRA”, as defined in Section 408 or 408A of the Code, respectively; or

•          persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Department regulations, all as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security could be treated as a single financial contract that provides for a contingent quarterly payment. Pursuant to the terms of the securities, you agree to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent quarterly payment that will be treated as ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting. Subject to the limitations described herein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a security as a single financial contract that provides for a contingent quarterly payment.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or the courts will agree with the tax treatment described herein. Accordingly, you should consult your tax advisor regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

We will not attempt to ascertain whether any of the entities whose stock is included in an underlying index would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in an underlying index were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder, as defined below, in the case of a USRPHC. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in an underlying index, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in an underlying index is or becomes a PFIC or a USRPHC.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•          an individual who is a citizen or resident of the United States, for U.S. federal income tax purposes;

•          a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

•          an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

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The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Contingent Quarterly Payment. Any contingent quarterly payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Early Redemption or Settlement of the Securities. Upon a sale, exchange, early redemption or settlement of the securities at maturity, a U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized (other than with respect to cash attributable to the contingent quarterly payment, which should be treated as discussed above) on the sale, exchange, early redemption or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged, redeemed or settled. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange, early redemption or settlement, and should be short-term capital gain or loss otherwise. The deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. In particular, the IRS could seek to treat a security as a single debt instrument. If a security that has a term of one year or less were treated as a single debt instrument, the security could be treated as a single contingent short-term debt instrument, which would result in tax consequences that are different from those described above. If a security that has a term of more than one year were treated as a single debt instrument, such a debt instrument could be subject to the special tax rules governing contingent payment debt instruments. If a security with a term of more than one year were so treated, a U.S. Holder would generally be required to accrue interest income over the term of the securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to the securities. In addition, any gain a U.S. Holder might recognize upon the sale, exchange, early redemption or settlement of the securities would be ordinary income and any loss recognized by a U.S. Holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss. Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above. For example, the IRS could assert that any gain or loss that a U.S. Holder may recognize upon the sale, exchange, early redemption or maturity of the securities should be treated as ordinary gain or loss.

Other alternative federal income tax treatments of the securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the securities. On December 7, 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders

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should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with payments on the securities and the proceeds from a sale, exchange, early redemption or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•          an individual who is classified as a nonresident alien;

•          a foreign corporation; or

•          a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•          a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•          certain former citizens or residents of the United States; or

•          a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities.

Because the U.S. federal income tax treatment (including the applicability of withholding) of contingent quarterly payments on the securities is uncertain, the entire amount of the contingent quarterly payments will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. In order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for a reduction of, or an exemption from, withholding under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax advisors regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on the Issuer’s determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting an underlying index or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of an underlying index or

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the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

U.S. Federal Estate Tax

Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the securities and the proceeds from a sale, exchange, early redemption or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, or otherwise establishes an exemption. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity or otherwise establishes an exemption.

Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the securities.

Calculation agent:	HSBC USA Inc., or one of its affiliates.
Supplemental plan of distribution (conflicts of interest):

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the securities from HSBC for distribution to Morgan Stanley Wealth Management. Neither HSBC USA Inc. or any of its affiliates will pay any underwriting discounts.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice.

Delivery of the securities will be made against payment for the securities on the original issue date set forth on the cover page of this document, which is more than two business days following the pricing date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than two business days prior to the original issue date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

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See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-87 in the prospectus supplement.
Where you can find more information:

This pricing supplement relates to an offering of the securities linked to the underlying indices. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. Although the offering of securities relates to the underlying indices, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the underlying indices or any security included in the underlying indices or as to the suitability of an investment in the securities.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and an Equity Index Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024 and the Equity Index Underlying Supplement dated February 21, 2024. If the terms of the securities offered hereby are inconsistent with those described in the accompanying Equity Index Underlying Supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page 6 of this pricing supplement, page S-1 of the Equity Index Underlying Supplement and page S-1 of the prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

You may access these documents on the SEC web site at www.sec.gov as follows:

The Equity Index Underlying Supplement at:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025885/tm244959d3_424b2.htm

The prospectus supplement at:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

The prospectus at:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

Validity of the securities:	In the opinion of Mayer Brown LLP, as counsel to the Issuer, when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities pursuant to the Senior Indenture referred to in the prospectus supplement dated February 21, 2024, and issued and paid for as contemplated herein, the securities offered by this pricing supplement will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated February 21, 2024, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 dated February 21, 2024.

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